                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           SPDR(R) Index Shares Funds
             (Exact name of registrant as specified in its charter)

              Massachusetts                                 See Below
 (State of incorporation or organization)        (I.R.S. Employer Identification
                                                             number)

One Lincoln Street, Boston, Massachusetts                     02111
 (Address of principal executive offices)                   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                                       NAME OF THE
                                                                       EXCHANGE ON
                     TITLE OF EACH CLASS                            WHICH EACH CLASS         I.R.S. EMPLOYER
                     TO BE SO REGISTERED                         IS TO BE SO REGISTERED   IDENTIFICATION NUMBER
--------------------------------------------------------------   ----------------------   ---------------------
SPDR(R) DJ Wilshire International Real Estate ETF                    NYSE Arca, Inc.            13-4332931
SPDR(R) FTSE/Macquarie Global Infrastructure 100 ETF                 NYSE Arca, Inc.            83-0463550
SPDR(R) MSCI ACWI ex-US ETF                                          NYSE Arca, Inc.            83-0463548
SPDR(R) Russell/Nomura PRIME(TM) Japan ETF                           NYSE Arca, Inc.            13-4332933
SPDR(R) Russell/Nomura Small Cap(TM) Japan ETF                       NYSE Arca, Inc.            13-4332932
SPDR(R) S&P(R) China ETF                                             NYSE Arca, Inc.            83-0463564
SPDR(R) S&P(R) Emerging Asia Pacific ETF                             NYSE Arca, Inc.            83-0463567
SPDR(R) S&P(R) Emerging Markets ETF                                  NYSE Arca, Inc.            83-0463563
SPDR(R) S&P(R) Emerging Europe ETF                                   NYSE Arca, Inc.            83-0463559
SPDR(R) S&P(R) Emerging Latin America ETF                            NYSE Arca, Inc.            83-0463558
SPDR(R) S&P(R) Emerging Middle East & Africa ETF                     NYSE Arca, Inc.            83-0463556
SPDR(R) S&P(R) World ex-US ETF                                       NYSE Arca, Inc.            83-0463554
SPDR(R) S&P(R) International Small Cap ETF                           NYSE Arca, Inc.            83-0463552
SPDR(R) S&P(R) BRIC 40 ETF                                           NYSE Arca, Inc.            83-0463562
SPDR(R) S&P(R) International Dividend ETF                            NYSE Arca, Inc.            24-1445966
SPDR(R) S&P(R) International Mid Cap ETF                             NYSE Arca, Inc.            26-1702171
SPDR(R) S&P(R) Emerging Markets Small Cap ETF                        NYSE Arca, Inc.            26-1702217

SPDR(R) DJ Wilshire Global Real Estate ETF                           NYSE Arca, Inc.            26-1947861
SPDR(R) S&P(R) International Consumer Discretionary Sector ETF       NYSE Arca, Inc.            26-2524091
SPDR(R) S&P(R) International Consumer Staples Sector ETF             NYSE Arca, Inc.            26-2524153
SPDR(R) S&P(R) International Energy Sector ETF                       NYSE Arca, Inc.            26-2524202
SPDR(R) S&P(R) International Financial Sector ETF                    NYSE Arca, Inc.            26-2524256
SPDR(R) S&P(R) International Health Care Sector ETF                  NYSE Arca, Inc.            26-2524307
SPDR(R) S&P(R) International Industrial Sector ETF                   NYSE Arca, Inc.            26-2524364
SPDR(R) S&P(R) International Materials Sector ETF                    NYSE Arca, Inc.            26-2524430
SPDR(R) S&P(R) International Technology Sector ETF                   NYSE Arca, Inc.            26-2524483
SPDR(R) S&P(R) International Telecommunications Sector ETF           NYSE Arca, Inc.            26-2524556
SPDR(R) S&P(R) International Utilities Sector ETF                    NYSE Arca, Inc.            26-2524613

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [ ]

Securities Act registration statement file number to which this form relates:
333-92106

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant's Securities to be Registered

A description of the shares of beneficial interest, $0.01 par value ("Shares"), of each of the Funds listed above (each a "Fund"), is set forth in the registrant's Registration Statement on Form N-1A, as amended ("Registration Statement") (Securities Act file number 333-92106; Investment Company Act file number 811-21145), as filed with the Securities and Exchange Commission, which description is incorporated herein by reference. Any form of supplement to the Registration Statement that is subsequently filed that relates to a Fund is hereby also incorporated by reference herein.

Item 2. Exhibits

(a)(1) Registrant's Amended and Restated Declaration of Trust, incorporated herein by reference to Exhibit (a)(i) to the registrant's Registration Statement on Form N-1A.

(a)(2) Registrant's Amendment to the Amended and Restated Declaration of Trust, incorporated herein by reference to Exhibit (a)(ii) to the registrant's Registration Statement on Form N-1A.

(b) Registrant's Amended and Restated Bylaws, incorporated herein by reference to Exhibit (b) to the registrant's Registration Statement on Form N-1A.

(c) Registrant's Form of Global Certificate, incorporated herein by reference to Item 2(c) to the registrant's registration of securities filed pursuant to Section 12(b) on Form 8-A/A on August 1, 2007 (Securities Exchange Act file number 001-31471).

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SPDR INDEX SHARES FUNDS


By: /s/ Ryan M. Louvar
    --------------------------------
    Ryan M. Louvar
    Secretary

Date: October 29, 2008